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                                                                    EXHIBIT 8(a)




                                October 21, 1999


Texas Instruments Incorporated
8505 Forest Lane
P.O. Box 660199
Dallas, Texas  75266-0199

Ladies and Gentlemen:

                  We have acted as counsel to Texas Instruments Incorporated ("Texas Instruments"), a Delaware corporation, in connection with (i) the Merger, as defined and described in the Merger Agreement, dated as of September 29, 1999 (the "Merger Agreement"), among Power Trends, Inc. ("Power Trends"), an Illinois corporation, Texas Instruments, and Power Acquisition Corp. ("Subsidiary"), an Illinois corporation and a direct wholly owned subsidiary of Texas Instruments, and (ii) the preparation and filing of the Registration Statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on October 15, 1999 (the "Registration Statement"), which includes the Proxy Statement/Prospectus of Power Trends (the "Proxy Statement/Prospectus"). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

                  In formulating our opinion, we have examined the Merger Agreement, the Registration Statement, the Proxy Statement/Prospectus, and such other documents and corporate records as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. Our opinion set forth below assumes (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the Merger that have come to our attention during our engagement and (ii) that the Merger is consummated in the manner contemplated by, and in accordance with the terms set forth in, the Merger Agreement, the Registration Statement, and the Proxy Statement/Prospectus.

                  Based on the foregoing, subject to the next succeeding paragraph, and assuming full compliance with all the terms of the Merger Agreement, the Registration Statement, and the Proxy Statement/Prospectus, it is our opinion that the discussion included in the Proxy Statement/Prospectus under the heading "U.S. Federal Income Tax Consequences of the Merger," insofar as it constitutes statements of law or legal conclusions and except to the extent qualified therein, is accurate in all material respects.

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No opinion is expressed on any matter other than those specifically covered by the foregoing opinion.

                  The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

                  The opinion expressed herein is rendered solely for your benefit in connection with the transactions described herein. This opinion may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the headings "SUMMARY - The Merger Agreement - Conditions to Completion of the Merger," "THE MERGER - U.S. Federal Income Tax Consequences of the Merger," "THE MERGER AGREEMENT Conditions to the Completion of the Merger," and "LEGAL MATTERS" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                                  Very truly yours,

                                                  WEIL, GOTSHAL & MANGES LLP



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